EXHIBIT 14





                                       IRA

                                A Retirement Plan
                                 for Individuals





                                    MONTEREY
                                     MUTUAL
                                      FUND

   INSTRUCTIONS FOR OPENING YOUR MONTEREY MUTUAL FUND IRA

   I.   Included in this booklet is:

        1)   An IRA Application (mail to Monterey Mutual Fund).

        2) A shareholder copy of the IRA Application (retain for your records).

        3)   The IRA Disclosure and Plan Agreement.

        4) A Transfer or Direct Rollover Request form. You may use this form to request your current custodian, trustee, or employer to directly transfer your plan assets to your Monterey Mutual Fund IRA.

        5)   A return envelope.

   II.  To Open Your Monterey Mutual Fund IRA

        Step 1 Complete the IRA Application. See Designation of Beneficiary explanation below.

        Step 2 If you are requesting a transfer or direct rollover of current plan assets (held elsewhere) to your Monterey Mutual Fund IRA, complete the Transfer or Direct Rollover Request form. You should complete this form in addition to the IRA Application.

        Step 3 Separate the form(s) at the perforation and send it back to Monterey Mutual Fund in the return envelope provided.

        Step 4 Include a check for the amount of your IRA contribution.

        Step 5         Retain the IRA Plan Agreement and Disclosure.

   III. Designation of Beneficiary

        You may designate a beneficiary to receive the IRA funds upon your death. The space provided is to name primary and contingent beneficiaries. If more space is needed, you may attach a supplementary sheet. If you wish a more complicated type of designation of beneficiary, you should consult an attorney. Some state's laws require married individuals to name their spouse as beneficiary. Married individuals should consult with their tax advisers prior to designating someone other than their spouse. You may change your beneficiary at any time by writing to the Custodian. If any of your beneficiaries die before you, the deceased beneficiary's share will be reallocated among the surviving beneficiaries on a pro rata basis. If none of your beneficiaries survive you, or if the Custodian cannot locate your beneficiary after a reasonable search, any balance in the IRA will be paid to your estate.

   FEE INFORMATION

        Annual Account Maintenance Fee:              $15 per account

        Incoming Transfer Fee:                       $12 per account

        Distribution Fee:                            $15 per account

        Refund of Excess Contribution:               $15 per account

        Outgoing Transfer Fee:                       $15 per account

        Automatic Periodic Distribution:             $15 per year, per
                                                     account

   REVOCATION INFORMATION

        You have the right to revoke this Individual Retirement Account (IRA)
        within seven days of receiving your disclosure statement.   To revoke
        your IRA account, simply notify:


                              Monterey Mutual Fund
                        c/o American Data Services, Inc.
                                  P.O. Box 5536
                            Hauppauge, NY 11788-0132
                                 (800) 628-9403


        You may notify Monterey Mutual Fund in person, in writing, or by telephone. Written notice must be sent by first-class mail at the address listed above and will be accepted as of the date your notice is postmarked.

   IRA Application                  MONTEREY       c/o American Data
                                     MUTUAL        Services, Inc.
                                      FUND         P.O. Box 5536
                                                   Hauppauge, NY  11788-0132
                                                   800-628-9403
   Please print or type                            Attn:  Customer Service
                                                   Representative
   1    IRA OWNER INFORMATION
        Name  __________________________  Date of Birth  _______________
        Soc. Sec. No.  ________________________
        Street Address  _______________________
        City __________________________  State _________  ZIP _________
        State of Residence _____________________  Citizen or permanent
        resident of USA?  [_]  yes  [_]  no   If no, country of residence
        _______________
        Daytime Phone (___)_______________ Evening Phone (___)________
        Employer's Name __________________________________________________


   2    CONTRIBUTION INFORMATION
        INITIAL CONTRIBUTION TYPE

    Type:                                 Amount:       Tax Year          ACCOUNT TYPE:
                                                        (if applicable)

    [_]  Regular/Spousal IRA              $________     ______            [_]  Regular/Spousal    [_]  Conduit

    [_]  SEP IRA                          $________     ______            [_]  SEP IRA            Note: If you are moving
                                                                                                  assets from a qualified
                                                                                                  plan or TSA and do not
    [_]  Rollover from IRA                $________     ______            [_]  Rollover           want to commingle these
                                                                                                  assets with regular IRA
                                                                                                  contributions select
    [_]  Transfer from IRA                $________     ______            [_]  Transfer           this option.

    [_]  Rollover from SIMPLE IRA
         (SRA)*                           $________     ______

    [_]  Transfer from SIMPLE IRA                                         *NOTE:  SIMPLE IRA (SRA) funds cannot be
         (SRA)*                           $________     ______            combined with regular IRA funds during the first
                                                                          two years of the initial participation in the
    [_]  Rollover from QP or TSA          $________     ______
                                                                          SIMPLE IRA (SRA).

    [_]  Direct Rollover from QP or TSA   $________     ______            Date __________________________________________

    3   INVESTMENT INFORMATION
        Please make check payable to Monterey Mutual Fund


    PIA Equity Fund                 $______________  Murphy New World Technology Fund       $_____________

    PIA Short Term Government Fund  $______________  Murphy New World Biotechnology Fund    $_____________

    PIA Global Bond Fund            $______________  Murphy New World Technology            $_____________
                                                     Convertibles Fund

    OCM Gold Fund                   $______________  Camborne Government Income Fund        $_____________


   4    DESIGNATION OF BENEFICIARY

        In the event of my death, pay my IRA balance to the following primary beneficiary(ies): (See the Instructions for additional conditions.)

           Name            SSN or TIN     Relationship    Date of Birth         Address         %*
                                                                              (optional)

    __________________  _______________   ______________  ______________   ________________  ________
    __________________  _______________   ______________  ______________   ________________  ________
    __________________  _______________   ______________  ______________   ________________  ________


    If all of the primary beneficiaries die before me pay my IRA balance            Total       100
    to the following contingent beneficiaries:                                               ========


    __________________  _______________   ______________  ______________   ________________  ________
    __________________  _______________   ______________  ______________   ________________  ________
    __________________  _______________   ______________  ______________   ________________  ________

    *If no percentage rate is indicated the beneficiaries will share                Total       100
    equally.                                                                                 ========

   5    SIGNATURES AND CERTIFICATIONS

        I certify under the penalty of perjury that my social security number stated above is correct, that I am of legal age in my state of residence and I agree that the designation of the tax year for my contribution and my election to treat a contribution as a rollover (if applicable) are irrevocable. By signing this application, I hereby authorize and appoint Star Bank N.A. to act as Custodian of my account. I indemnify Star Bank N.A. when making distributions in accordance with my beneficiary designation on file or in accordance with the Custodial Account Agreement absent any such designation. I acknowledge that I have received the IRA Disclosure Statement and the IRA Custodial Account Agreement at least seven days prior to the date I signed this application. I have read both, which are incorporated in this application by reference, and I accept and agree to be bound by the terms and conditions contained in the IRA Custodial Account Agreement. I also certify that I have received and read the current Prospectus and understand that mutual fund shares are not obligations of or guaranteed by a bank, nor are they insured by the FDIC.


    ---------------------------         Complete only if required by state law
    IRA Owner's Signature  Date      Spousal Consent:  I am the spouse of the
                                     IRA Owner and I approve and consent to the
                                     naming of a beneficiary other than myself.
                                     I transmute (transfer) any community
                                     property interest I have in this IRA into
    ---------------------------      the separate property of my spouse.
    Star Bank N.A.         Date



                                     __________________________________________
                                     Spouse's Signature                 Date
    Star Bank N.A. accepts this
    application and agrees to
    act as Custodian of the
    account. A confirmation will
    be sent to you regarding the
    above transaction(s) and
    will serve as notification
    of the Custodian's
    acceptance.


   6    DEALER INFORMATION   (If Applicable)


   __________________________________________________________________________
   Name of Dealer            Name of Representative             Rep. ID No.


   __________________________________________________________________________
   Address of Rep's Branch                                      Branch ID No.

   Form 5305-A (Rev. October 1992) Department of the Treasury Internal Revenue Service

                     INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT

             The Depositor and the Custodian make the following agreement:


                                    ARTICLE I

             The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in Section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an
   employer contribution to a simplified employee pension plan as described in Section 408(k). Rollover contributions before January 1, 1993, include rollovers described in Section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4),
   403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in Section 408(k).


                                   ARTICLE II

             The Depositor's interest in the balance in the custodial account is nonforfeitable.


                                   ARTICLE III

             1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of Section 408(a)(5)).

             2. No part of the custodial funds may be invested in collectibles (within the meaning of Section 408(m)) except as otherwise permitted by Section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.


                                   ARTICLE IV

             1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with Section 408(a)(6) and Proposed Regulations
   Section 1.408-8, including the incidental death benefit provisions of Proposed Regulations Section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

             2. Unless otherwise elected by the time distributions are required to begin to the Depositor under Paragraph 3, or to the surviving spouse under Paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

             3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, (April 1 following the calendar year end in which the Depositor reaches age 70 1/2). By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

             (a)  A single sum payment.

             (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

             (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

             (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

             (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

             4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

             (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with Paragraph 3.

             (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

                  (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

                  (ii) Be distributed in equal or substantially
             equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.

             (c) Except where distribution in the form of an annuity meeting the requirements of Section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

             (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

             5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under Paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designed beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with Paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

             6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.


                                    ARTICLE V

             1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under Section 408(i) and Regulations Section 1.408-5 and 1.408-6.

             2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.


                                   ARTICLE VI

             Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with
   Section 408(a) and related regulations will be invalid.


                                   ARTICLE VII

             This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.


                           ARTICLE VIII - DEFINITIONS

             8.1  "Code."  The term "Code" shall mean the Internal Revenue
   Code.

             8.2 "Custodial Account." Your IRA shall be referred to as the "custodial account" or "account."

             8.3 "IRA." IRA shall mean Individual Retirement Account within the meaning of Section 408 of the Code.

             8.4  "IRS."  The term "IRS" shall mean the Internal Revenue
   Service.

             8.5 "We." The IRS selected the term "Custodian" to describe us, your financial organization. In other parts of this agreement, the "Custodian" will be referred to as "us," "we," "our," or the "Custodian."

             8.6 "You." The IRS selected the term "Depositor" to describe "you," the IRA Owner. In other parts of this agreement, you will be referred to as "you," "your," or "IRA Owner."

             8.7 "Fund(s)." The "Fund(s)" shall mean the mutual fund(s) identified in the IRA Application used to establish this IRA.


                         ARTICLE IX - FEES AND EXPENSES

             9.1 Fees. You agree to pay any fees we establish pursuant to the Application or a separate fee schedule which we will publish from time to time. Such fees may include, without limitation, establishment fees, annual administration fees, termination fees, transfer fees, transaction fees, legal fees, investment commissions, and such other fees as we determine applicable. You agree to pay such fees either by a separate billing or direct deduction from the custodial account; the method of payment is at our discretion. Some fees, such as brokerage commissions, must be deducted from the custodial account. The Custodian shall have the right to liquidate sufficient shares in the custodial account to pay such fees. In the case of a third party receiving payments, such as brokerage fees and commissions, we may receive a portion of these fees in return for services provided in completing these transactions. We agree to give you at least 30 days prior written notice prior to changing a fee or imposing a new fee.

             9.2 Expenses. You agree to pay any income, transfer, and other taxes of any kind that may be levied or assessed upon the custodial account, and all other administrative expenses reasonably incurred by us in the performance of our duties. These expenses may include legal, or other professionals hired by us in connection with your custodial account. You agree to reimburse us for any reasonable expenses incurred in the administration of the account. The Custodian shall have the right to liquidate sufficient shares in the custodial account to pay such expenses.

                             ARTICLE X - AMENDMENTS

             We may amend your custodial account at any time to comply with necessary laws and regulations or for any other reason. Amendments may be made retroactively when required to meet a law or regulatory change. You are deemed to have automatically consented to any amendment 30 days after we mail you a copy of the amendment. Your actual written or verbal consent is not required to amend. We shall send you a copy of such amendment within 30 days of the amendment's effective date.


                         ARTICLE XI - LIMITED LIABILITY

             11.1 Hold Harmless. You agree to hold us harmless, to indemnify, and to defend us against any and all claims arising from and liabilities incurred by reason of any action taken by us, except to the extent such liability arises from the willful misconduct or gross negligence of the Custodian.

             11.2 No Investment Discretion. You agree that all contributions shall be invested according to your sole discretion in whole or fractional shares of the Fund(s) identified in the IRA Application. All dividends and capital gain distributions received on shares of the Fund(s) shall be reinvested in the shares of the same Fund(s) which shall be credited to the custodial account. We shall not be responsible or liable for any investment decisions or recommendations with respect to the investment, reinvestment, or sale of assets in the custodial account. We shall not be responsible for reviewing any assets held in the custodial account and shall not be responsible for questioning any of your investment decisions. We shall not be responsible for any loss resulting from any failure to act because of the absence of directions from you. In the event we determine your investment instructions are unclear, then we shall act as soon as practical to obtain clarification of such instructions. Pending clarification, we shall hold without investing all or any portion of the contribution, without liability for loss of income or appreciation and without liability for interest of dividends.

             11.3 Transaction Responsibility. We are not responsible for inquiring into the nature or amount of any contribution made by you, nor into the amount or timing of any distribution requested. This includes, without limitation, that you are solely responsible for all your required minimum distributions. We have no responsibility to notify you of any required minimum distribution nor do we have any responsibility to determine the correct minimum amount for you. You shall have full responsibility for determining your required minimum distributions as well as for any tax or investment consequences of all contributions to and distributions from the custodial account. We shall not be bound to take any action on behalf of you, except upon receipt of written instructions from you. We shall have no obligation to inquire into the genuineness of any such written instruction without liability for any action taken pursuant thereto, so long as we act in good faith. You shall bear sole responsibility for assuring the deductibility of any deposits to the custodial account.

             11.4 No Assumed Responsibilities. We assume no responsibilities and agree only to provide the administrative and custodial services required under IRC section 408 and applicable regulations.


                ARTICLE XII - DEFAULT PROVISIONS (70-1/2 AND DEATH)

             12.1 70-1/2 Distributions. If you fail to make a written election of payment by your required beginning date, the minimum required distribution will be calculated using the joint life expectancy of you and your designated beneficiary. If no beneficiary exists or a beneficiary other than a natural person is named (except certain trusts), your single life expectancy will be used for this calculation. See section 11.3 above. The recalculation method will be used to the extent allowed.

             12.2 Death Distributions. If you die before your required beginning date, then your designated beneficiary must elect a method of distribution under Article IV-4(b)(i) and (b)(ii) by the earlier of December 31 of the calendar year in which the life expectancy distributions must begin under Article IV-4(b)(ii) or December 31 of the calendar year which contains the fifth anniversary of the date of your death. If you use the designation of beneficiary form provided in the Application then the following rules apply (i) the designation in the Application revokes all previously made designations, (ii) if any of the beneficiaries dies before you, the deceased beneficiary's share will be reallocated to the surviving beneficiaries on a pro rata basis, and
   (iii) if none of the beneficiaries survive you, or if the Custodian cannot locate your beneficiary(ies) after a reasonable search, any balance in your IRA will be paid to your estate. The Custodian may refuse to accept a designation not made on its standard form. You agree to release the Custodian from and indemnify it for any and all claims arising from the Custodian's actions under your designation of beneficiary.

                       ARTICLE XIII - REPORTS AND RECORDS

             We shall keep accurate and detailed records of all contributions, receipts, investments, distributions, disbursements, and other transactions relating to the custodial account. We shall provide reports to the IRS and to you as required by law and regulations. Unless you file a written statement with us within 60 days after you receive a statement, we shall be relieved and discharged from all liability to you (including any of your beneficiaries) with respect to all matters set forth in such report.


                              ARTICLE XIV - POWERS

             We shall have the right to hire attorneys or other professionals if we deem it necessary for the proper administration of your custodial account. This includes the right to have a party affiliated with the Fund(s) to perform administrative duties. We shall also have the power to request a judicial settlement of your account or to enter into a lawsuit for your account. We shall also have the power to do whatever else we determine necessary for the proper administration of your account.


             ARTICLE XV - RESIGNATION OR REMOVAL OF US AS CUSTODIAN

             We may resign as Custodian without your consent and you may remove us as Custodian without our consent. We must provide notice to you of any resignation 30 days prior to the effective date of the resignation. In the event of resignation by us, you shall appoint a qualified successor Custodian. Upon our receipt of a written acceptance of such appointment by the successor Custodian, we shall transfer and pay over the assets of the custodial account to the successor Custodian. If after 30 days from notice of resignation, you have not appointed a successor Custodian or we have not received a written acceptance of such appointment by the successor Custodian, we shall have the right to transfer the assets remaining in the custodial account to a successor Custodian that we choose in our sole discretion or we may liquidate the assets and distribute the cash proceeds, or we may make an in-kind distribution, or we may otherwise distribute to you the assets remaining in the custodial account. We are authorized, however, to reserve such funds as we deem advisable for payment of any liabilities constituting a charge against the assets of the custodial account or against us, with any balance of such reserve remaining after payment of all such items to be paid over the successor Custodian.

                            ARTICLE XVI - TERMINATION

             In the event the balance of the custodial account is less than the minimum value prescribed from time to time by the appropriate Fund(s), we may liquidate the custodial account by making a distribution in cash or in-kind of the assets in the account less any fees owing. If we terminate for any reason, we shall not be liable for any loss or penalty incurred upon termination and liquidation of the custodial account. Upon liquidation of the custodial account this Agreement shall terminate and we shall be relieved of all further duties and any liability relative to this Agreement, the custodial account, and the assets distributed hereunder.


                   ARTICLE XVII - CUSTODIAN'S RESPONSIBILITIES

             We shall act as an agent for you, we shall receive funds and invest them at your direction and in accordance with this Agreement. All shares of the Fund(s) shall be held in our name as Custodian or our nominee's name. The parties do not intend to confer any fiduciary responsibilities upon the Custodian and none shall be implied. We shall deliver, or cause to be executed or delivered to you all notices, prospectuses, financial statements, proxies and proxy solicitation materials relative to shares of the appropriate Fund(s) held in the custodial account. The Custodian shall vote such shares only in accordance with your written instructions.


                          ARTICLE XVIII - CONTRIBUTIONS

             The Custodian is under no duty to compel you to make any contributions and shall have no duty to assure that such contributions are appropriate in amount. You have sole responsibility for assuring the deductibility of any contributions. We may request additional information in the case of rollovers and direct rollovers. We may request a Transfer Form, or other forms prior to a transfer.


                           ARTICLE XIX - MISCELLANEOUS

             19.1 Notice. Any notice, payment, report, or other material mailed to you shall be deemed delivered and effective three days after the date mailed by us to you. We shall send such material to your last address you provided and we shall assume no obligation to ascertain the actual address or whereabouts of you. Any notice you send us shall be deemed delivered when actually received by us. Except as otherwise permitted by us, all instructions to us must be in writing.

             19.2 Headings. The headings and articles of this agreement are for convenience of reference only, and shall have no substantive effect on provisions of this agreement.

             19.3 Singular Form. Throughout this agreement, the singular form includes the plural where applicable.

             19.4 State Law. This agreement shall be construed and interpreted in accordance with the laws of the state in which our principal office is located, except to the extent superseded by federal law.

             19.5 Disqualifying Provision. Any provision of this agreement which would disqualify the custodial account as an IRA shall be disregarded to the extent necessary to make the custodial account an IRA.

             19.6 Interpretation. If any question arises as to the meaning of any provision of this agreement, then we shall be authorized to interpret any such provision, and our interpretation shall be binding upon all parties.

             19.7 Additional Provisions. Additional provisions to this agreement may be attached on a separate sheet.

   General Instructions
   (Section references are to the Internal Revenue Code unless otherwise noted.)

   Purpose of Form

             For 5305-A is a model custodian account agreement that meets the requirements of section 408(a) and has been automatically approved by the IRS. An individual retirement account (IRA) is established after the form is fully executed by both the individual (Depositor) and the Custodian and must be completed no later than the due date of the individual's income tax return for the tax year (without regard to extensions). This account must be created in the United States for the exclusive benefit of the Depositor or his or her beneficiaries.

             Individuals may rely on regulations for the Tax Reform Act of 1986 to the extent specified in those regulations.

             Do not file Form 5305-A with the IRS, instead, keep it for your records.

             For more information on IRAs, including the required disclosure you can get from your Custodian, get Pub. 590, Individual Retirement Arrangements (IRAs).

   Definitions

             Custodian. The Custodian must be a bank or savings and loan association, as defined in section 408(n), or any person who has the approval of the IRS to act as Custodian.

             Depositor. The Depositor is the person who establishes the custodial account.

   Identifying Number

             The depositor's social security number will serve as the identification number of his or her IRA. An employer identification number is required only for an IRA for which a return is filed to report unrelated business taxable income. An employer identification number is required for a common fund created for IRAs.

   IRS for Nonworking Spouse

             Form 5305-A may be used to establish the IRA custodial account for a nonworking spouse.

             Contributions to an IRA custodial account for a nonworking spouse must be made to a separate IRA custodial account established by the nonworking spouse.

   Specific Instructions

             Article IV. Distributions made under this article may be made in a single sum, periodic payment, or a combination of both. The distribution option should be reviewed in the year the Depositor reaches age 70-1/2 to ensure that the requirements of section 408(a)(6) have been met.

             Article VIII. Article VIII and any that follow it may incorporate additional provisions that are agreed to by the depositor and Custodian to complete the agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the Custodian, Custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the depositor, etc. Use additional pages if necessary and attach them to this form.

   Note: Form 5305-A may be reproduced and reduced in size for adoption to passbook purposes.